UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 6, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On December 6, 2006, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) entered into a credit agreement with Wachovia Bank, National Association, as administrative agent and L/C issuer, Wachovia Capital Markets LLC, as sole lead arranger and sole book manager, and each lender from time to time party thereto (the “Credit Agreement”).  The Credit Agreement provides to the Company an unsecured credit facility of up to $45 million (the “Facility”).  The Company’s ability to borrow under the Facility will be dependent upon the size of the “borrowing base” as defined in the Credit Agreement.

The Facility is available to the Company for a term ending January 1, 2008 but may be extended for a period of up to six months upon the payment of applicable fees and the satisfaction of certain conditions, including that there exist no event of default under the terms of the Credit Agreement.  The Company will pay interest on periodic advances under the Facility at varying rates, based upon either LIBOR or the prime rate, plus an agreed upon additional margin depending upon the Company’s level of outstanding indebtedness in relation to the value of the Company’s assets from time to time.  Amounts borrowed under the Facility are pre-payable at anytime without fee, subject to actual LIBOR breakage costs, if any.

The Credit Agreement contains customary affirmative and negative covenants, financial covenants, representations and warranties, and borrowing conditions, all as set forth in the Credit Agreement.

Simultaneous with the closing of the transaction, the Company borrowed approximately $40,997,417 under the Facility and contributed approximately $22,016,219 million of equity and other available REIT funds which, in combination, were utilized to repay the full amount of the Company’s debt outstanding under its credit facility with BCP Funding, LLC, an affiliate of the Company, and to repay the Company’s loan from Wachovia Bank, National Association, which had been used to purchase the Company’s Plano, Texas community.

After payment of (i) amounts necessary to pay a maximum dividend of 6% permitted under the Facility (if authorized by the Company’s board of directors), (ii) costs necessary to maintain REIT compliance, (iii) reasonable operating reserves and (iv) the asset management fee payable to the Company’s advisor on a monthly basis (which is subordinate to the Facility), the Company is obligated to utilize all net proceeds from its common stock offering to repay any amounts outstanding under the Facility.  The Company is limited to a maximum 6% dividend until the initial borrowing under the Facility of approximately $41 million is paid in full.  Thereafter there is no dividend restriction so long as no event of default exists under the Credit Agreement.

Subsequent to the Company’s repayment of the Company’s initial borrowings under the Facility, the Facility will convert into a revolving, acquisition line of credit and may be then utilized by the Company (i) to fund future acquisitions; (ii) to fund capital needs associated with the Company’s existing real estate portfolio, (iii) for the issuance of letters of credit on the Company’s behalf; and (iv) for general working capital purposes.  After the conversion to the acquisition line of credit, advances under the Facility must be repaid within ninety days.  In the event an advance is not repaid within the ninety-day period, availability under the Facility will be eliminated, and the Company will have six months to fully repay any amount outstanding.

The foregoing description contained in this Item 1.01 is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item  2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 8.01.               Other Events.

Press Release

On December 12, 2006, the Company issued a press release (the “Press Release”) announcing that it had entered into the Credit Agreement.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Preferred Stock Distributions and Redemption

The Company’s board of directors authorized distributions payable to preferred stockholders of record as of the close of business on December 31, 2006.  The authorized distributions cover the period from July 1, 2006 through December 31, 2006 and will total $30.00 per share of preferred stock, which is equivalent to an annual distribution rate of twelve percent (12%).  Distributions to each preferred stockholder of record will be paid in cash on January 2, 2007.

In addition, the Company’s board of directors authorized distributions payable to preferred stockholders of record as of the close of business on February 2, 2007.  The authorized distributions cover the period from January 1, 2007 through February 15, 2007 and will total $7.50 per share of preferred stock, which is equivalent to an annual distribution rate of twelve percent (12%).  Distributions to each preferred stockholder of record will be paid in cash on February 15, 2007.

Finally, the Company’s board of directors authorized the Company to redeem (the “Redemption”) as of February 15, 2007 (the “Redemption Date”) all of the outstanding shares of preferred stock at a price of $500.00 per share, plus all accrued and unpaid distributions, if any, to and including the Redemption Date, pursuant to the terms and conditions of the Company’s Articles Supplementary.  The Company will provide written notice of the Redemption to preferred stockholders no later than January 31, 2007.  Following the Redemption and pursuant to the Company’s Articles Supplementary, all shares of preferred stock will no longer be deemed outstanding and all rights thereunder will terminate.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of December 6, 2006, among Boston Capital Real Estate Investment Trust, Inc., as the Borrower, Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Book Manager, and the Other Lender Parties Thereto

99.1	Press Release dated December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2006	BOSTON CAPITAL REAL ESTATE
INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of December 6, 2006, among Boston Capital Real Estate Investment Trust, Inc., as the Borrower, Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Book Manager, and the Other Lender Parties Thereto

99.1	Press Release dated December 12, 2006